November 23, 2012


Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary
Shares
evidenced by
the American
Depositary
Receipts
each
representing
One 1
Ordinary
Share of
Fresenius
Medical Care
AG  Form F-
6 File No.
333-140730


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of The Bank of New
York, as Depositary for securities
against which American Depositary
Receipts are to be issued, we attach
a copy of the new prospectus
Prospectus reflecting in number of
ordinary shares represented by one
American Depositary Share the
Ratio.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F-6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised ratio for
Fresenius Medical Care AG.

The Prospectus has been revised to
reflect the new ratio and has been
overstampted with

Effective December 4, 2012 the
Companys American Depositary
Share ADS Ratio Changed from
11 One ADS Representing One
deposited Share to 21 Two ADSs
Representing One deposited
Share.


Please contact me with any
questions or comments at 212 815-
4305

Thomas Abbott
The Bank of New York Mellon -
ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









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